WISCONSIN PUBLIC SERVICE CORPORATION AND SUBSIDIARY                                         EXHIBIT A-2
CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1998


                                             Wisconsin                   Eliminations
                                               Public      WPS         Debit    Credit     Consolidated
                                              Service    Leasing,      -----    ------       Statement
                                            Corporation    Inc.          (Thousands)         of Income
                                            -----------  --------      -----    ------     ------------

Operating Revenues:
   Electric                                  $487,340     $    -      $    -    $    -       $487,340
   Gas                                        165,111          -           -         -        165,111
   Other                                            -      1,452       1,452         -              -
                                              -------      -----       -----     -----        -------
      Total Operating Revenues                652,451      1,452       1,452         -        652,451
                                              -------      -----       -----     -----        -------
Operating Expenses:
   Electric production fuels                  111,361          -         534     1,452        110,443
   Purchased power                             42,340          -           -         -         42,340
   Cost of gas sold                           104,608          -           -         -        104,608
   Other                                      138,220         12           -         -        138,232
   Maintenance                                 49,425          -           -         -         49,425
   Depreciation and amortization               78,206        534           -       534         78,206
   Taxes other than income                     26,403          -           -         -         26,403
                                              -------      -----       -----     -----        -------
      Total Operating Expenses                550,563        546         534     1,986        549,657
                                              -------      -----       -----     -----        -------
Operating Income                              101,888        906       1,986     1,986        102,794
                                              -------      -----       -----     -----        -------
Other Income and (Deductions):
   Allowance for equity funds
     used during construction                     173          -           -         -            173
   Other, net                                   6,632          -           -       133          6,765
                                              -------      -----       -----     -----        -------
      Total Other Income and (Deductions)       6,805          -           -       133          6,938
                                              -------      -----       -----     -----        -------

Income Before Interest Expense                108,693        906       1,986     2,119        109,732
                                              -------      -----       -----     -----        -------
Interest Expense:
   Interest on long-term debt                  19,273      1,127           -         -         20,400
   Allowance for borrowed funds
     during construction                         (177)         -           -         -           (177)
   Other interest                               2,801          -           -         -          2,801
                                              -------      -----       -----     -----        -------
      Total Interest Expense                   21,897      1,127           -         -         23,024
                                              -------      -----       -----     -----        -------
Income Before Income Taxes                     86,796       (221)      1,986     2,119         86,708
Income Taxes                                   29,610        (88)          -         -         29,522
                                              -------      -----       -----     -----        -------
Net Income                                     57,186       (133)      1,986     2,119         57,186

Preferred Stock Dividends of Subsidiary         3,111          -           -         -          3,111
                                              -------      -----       -----     -----        -------
Earnings on Common Stock                     $ 54,075     $ (133)     $1,986    $2,119       $ 54,075
                                              =======      =====       =====     =====        =======
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WISCONSIN PUBLIC SERVICE CORPORATION AND SUBSIDIARY                                                EXHIBIT A-2
CONSOLIDATING STATEMENT OF RETAINED EARNINGS                                                       (CONTINUED)
AS OF DECEMBER 31, 1998


                                               Wisconsin                    Eliminations          Consolidated
                                                 Public       WPS         Debit      Credit       Statement of
                                                 Service    Leasing,      -----      ------         Retained
                                              Corporation     Inc.           (Thousands)            Earnings
                                              -----------   --------      -----      ------       ------------

Retained Earnings (1/1/98)
   Wisconsin Public Service Corporation        $297,489      $   -         $ -        $  -           $297,489
   WPS Leasing, Inc.                                          (374)          -         374                  -

Net Income                                       57,186       (133)          -         133             57,186
                                                -------       ----          --         ---            -------
                                                354,675       (507)          -         507            354,675

Dividends Declared (Common and Preferred):
   Wisconsin Public Service Corporation          69,949          -           -           -             69,949
                                                -------       ----          --         ---            -------
Retained Earnings (12/31/98)                   $284,726      $(507)        $ -        $507           $284,726
                                                =======       ====          ==         ===            =======
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